                                                                   EXHIBIT 10.1x


                             CONTINUITY AGREEMENT

     This Continuity Agreement ("Agreement") is entered into as of this 28th day of August, 2000, by and between AGL RESOURCES INC. (the "Company") and Paula G. Rosput (the "Executive").

     WHEREAS, Executive is presently employed by the Company or one of its subsidiaries in a key management capacity; and

     WHEREAS, the Company's Board of Directors desires to assure, and has determined that it is appropriate and in the best interests of the Company and its shareholders to reinforce and assure, the continued attention and dedication of certain key executives of the Company and its subsidiaries to their duties of employment without personal distraction or conflict of interest as a result of the possibility or occurrence of a change in control of the Company; and

     WHEREAS, the Company's Board of Directors has authorized the Company to enter into continuity agreements with those key executives of the Company and its subsidiaries designated by the Compensation Committee of the Company's Board of Directors (the "Committee"); and

     WHEREAS, the Executive is a key employee of the Company or one of its subsidiaries and has been designated by the Committee as an executive to be offered such a continuity agreement with the Company.

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration including, but not limited to, Executive's continuing employment with the Company, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


                                   SECTION 1

                                  Definitions

     1.1  "Announcement" shall mean a press release issued by the Company
           ------------
announcing the intention to engage in a transaction or event that is expected to result in a Change in Control of the Company as defined hereunder.

     1.2  "Board" shall mean the Board of Directors of the Company.
           -----

     1.3  "Cause" shall mean:
           -----

          (a) fraud, dishonesty or willful malfeasance by the Executive in connection with the Executive's employment with the Company which results in material harm to the Company;

          (b) the Executive's continued failure to substantially perform the duties and responsibilities of the Executive's position after written notice from the Company setting forth the particulars of such failure and a reasonable opportunity of not less than thirty (30) business days to cure such failure;

          (c) the Executive's willful and material breach of the provisions of
     Section 6 of this Agreement; or

          (d) the Executive's plea of guilty or nolo contendere to, or conviction of, a felony.

     1.4  "Change in Control" shall be deemed to have occurred when:
           -----------------

          (a) any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as used in
     Section 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities (unless the event causing the 10% threshold to be crossed is an acquisition of securities directly from the Company); or

          (b) the shareholders of the Company shall approve any merger or other business combination of the Company, the sale of 50% or more of the Company's assets or any combination of the foregoing transactions (the "Transactions"), other than a Transaction immediately following which the shareholders of the Company and any trustee or fiduciary of any Company employee benefit plan immediately prior to the Transaction own at least 80% of the voting power, directly or indirectly, of (A) the surviving corporation in any such merger or other business combination; (B) the purchaser of the Company's assets; (C) both the surviving corporation and the purchaser in the event of any combination of Transactions; or (D) the parent company owning 100% of such surviving corporation, purchaser or both the surviving corporation and the purchaser, as the case may be; or

          (c) within any twenty-four month period, the persons who were directors immediately before the beginning of such period (the "Incumbent Directors") shall cease (for any reason other than death) to constitute at least a majority of the Board or the board of directors of a successor to the Company. For this purpose, any director who was not a director at the beginning of such period shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors (so long as such director was not nominated by a person who has entered into an agreement to effect a Change in Control or expressed an interest to cause such a Change in Control).

     1.5  "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

     1.6  "Company" shall mean AGL Resources Inc.
           -------

     1.7  "Consummation of a Change in Control Transaction" shall mean the
           -----------------------------------------------
earlier of the date on which a person first becomes the beneficial owner of the requisite number of securities of the Company described in Section 1.4(a), the date on which a transaction described in Section 1.4(b) is actually closed (not the date on which the shareholders' approval is obtained), or the date on which the Incumbent Directors cease to constitute a majority of the Board as described in Section 1.4(c).

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

     1.8  "Disability" shall mean, for purposes of this Agreement, the
           ----------
Executive's absence from the full-time performance of the Executive's duties pursuant to a determination made in accordance with the procedures established by the Company in connection with the Company's long-term disability benefits plan (as in effect as of the date of the Announcement) that the Executive is disabled as a result of incapacity due to physical or mental illness.

     1.9  "Effective Date" shall mean the date as of which this Agreement is
           --------------
executed, as first written above.

     1.10 "Good Reason" shall mean the occurrence of one or more of the
           -----------
following without the Executive's express written consent:

          (a) any material diminution in the Executive's position, duties or responsibilities with the Company or any change which would constitute a material adverse alteration in the Executive's duties, responsibilities or other conditions of employment, from those in effect as of the earlier of the date of the Announcement or the date of a Change in Control;

          (b) any adverse change in the Executive's salary or incentive compensation from the salary and incentive compensation in effect as of the earlier of the date of the Announcement or the date of a Change in Control;

          (c) any failure by the Company either to continue in effect, or to provide in the aggregate reasonably similar retirement, savings, medical, dental, accident, disability and life insurance plans or coverages and any other similar benefits, policies or programs in which the Executive was a participant as of the earlier of the date of the Announcement or the date of a Change in Control (unless such failure or discontinuance of benefits is applicable to all similarly-situated executives of the Company);

          (d) any relocation of the Executive's employment to a location in excess of 35 miles from the location at which the Executive was based as of the earlier of the date of the Announcement or the date of a Change in Control; or

          (e) any failure of the Company to obtain from any successor to the Company an agreement reasonably satisfactory to the Executive to assume and perform this Agreement.

     1.11 "Qualifying Termination" shall mean the occurrence of any one or more
           ----------------------
of the following events:

          (a) the involuntary termination of Executive's employment by the Company or its subsidiary, as applicable, without Cause; or

          (b) Executive's termination of his or her employment with the Company or its subsidiary, as applicable, for Good Reason.

     A Qualifying Termination shall not include a termination of Executive's employment by reason of the Executive's death, the Executive's Disability, the Executive's voluntary termination of employment without Good Reason, or the termination of the Executive's employment for Cause.

                                   SECTION 2

                               Term of Agreement

     2.1  Term.  This Agreement shall commence on the Effective Date and shall
          ----
continue in effect for a period of three (3) years (the "Term").

     2.2  Modification of Term.  In the event that an Announcement or a Change
          --------------------
in Control occurs during the Term, the term of this Agreement shall automatically and irrevocably become a term ending on the later of the last day of the Term or the second anniversary of the date of Consummation of a Change in Control Transaction. This Agreement shall be assigned to, and shall be assumed by, any successor to the Company upon Consummation of a Change in Control Transaction. During the modified term pursuant to this section, this Agreement shall not be terminated by the Company or its successor.

     2.3  No Assurances.  Executive acknowledges and agrees that (i) there is no
          -------------
assurance that, upon the expiration of the Term of this Agreement, this Agreement will be renewed or extended, (ii) the Company has no obligation to renew or extend this Agreement, and (iii) Executive has no right to any such renewal or extension. Executive acknowledges and agrees further that in the event the Company, in its sole discretion, elects to offer Executive a renewal or extension of this Agreement or a new agreement following the expiration of the Term of this Agreement, there can be no assurance as to the terms of any such renewal, extension or new agreement, the Company has made no representations to Executive with respect thereto and nothing contained in this Agreement shall be relevant, or of any precedential value whatsoever, in determining the terms of any renewal, extension or new agreement.


                                   SECTION 3

                          Change in Control Benefits

     3.1  Entitlement to Benefits.  If, for any reason constituting a Qualifying
          -----------------------
Termination, the Executive's employment terminates during the period beginning on the earlier of the date of an Announcement or the occurrence of a Change in Control and ending on the second anniversary of the date of the Consummation of a Change in Control Transaction, the Company shall provide to the Executive the benefits described in Section 3.2 below.

     3.2  Description of Change in Control Benefits.  The Company shall pay and
          -----------------------------------------
provide to Executive each of the following benefits, subject to Executive's entitlement to such benefits pursuant to Section 3.1 hereof:

          (a) Accrued Pay and Benefits.  As soon as practical following a
              ------------------------
     Qualifying Termination, but no later than 10 business days following such Qualifying Termination, the Company shall provide the Executive with a lump sum cash payment equal to Executive's earned but unpaid base salary, the Executive's Earned and Unused Vacation Pay (as hereinafter defined), unreimbursed business expenses and all other amounts earned by and owed to Executive through and including the date of the Qualifying Termination. In addition, Executive may continue to utilize any funds remaining in his or her Executive Allowance Fund for the remainder of the calendar year in which the Qualifying Termination occurs, for expenses permitted under the Executive Allowance Fund. If the Executive is leasing an automobile through the Executive Allowance Fund on the date of the Qualifying Termination, the Executive must continue the lease through the end of the calendar year in which the Qualifying Termination occurs and then may either assume responsibility for the payments on the lease or return the automobile to the Company in which case the Company shall assume responsibility for the lease. In the event any annual incentive payments are paid to employees for the fiscal year in which the Qualifying Termination occurs, at the time such payments are paid, the Company shall provide the Executive with a lump sum cash payment equal to a prorata portion of the Executive's incentive payment under the Company's annual incentive program based on actual corporate and business unit performance calculations for the applicable fiscal year and assuming target performance of the Executive's individual performance objectives, with such proration based on the portion of the fiscal year completed at the time of the Qualifying Termination; provided, however, that if the Qualifying Termination and the Consummation of a Change in Control Transaction occur in the same fiscal year, then the Company shall provide the Executive with a lump sum cash payment equal to a prorata portion of the Executive's incentive payment under the Company's annual incentive program assuming target performance of the corporate, business unit and individual performance objectives, with such proration based on the portion of the fiscal year completed at the time of the Qualifying Termination. Payments made under this paragraph shall constitute full satisfaction to the Executive for the accrued pay and benefits described in this paragraph.
     For purposes of this paragraph, the term "Earned and Unused Vacation Pay" shall mean the product of (i) the Executive's annual base salary in effect on the date of the Qualifying Termination divided by 2080, and (ii) the Executive's Earned and Unused Vacation (as hereinafter defined). The term "Earned and Unused Vacation" shall mean the difference between (i) Earned Vacation (as hereinafter defined) and (ii) the actual number of hours of vacation taken by the Executive from January 1 of the calendar year in which the Qualifying Termination occurs through and including the date of the Qualifying Termination; provided that if the difference between (i) and
     (ii) is a negative number, then Executive's Earned and Unused Vacation shall be deemed to be zero. As used in this paragraph, the term "Earned Vacation" means the product of (i) the aggregate number of hours of vacation which Executive is entitled to take during the calendar year in which the Qualifying Termination occurs, and (ii) the quotient obtained by dividing (A) the number of calendar days from January 1 of the year in which the Qualifying Termination occurs through and including the date of the Qualifying Termination, by (B) 365.

          (b) Severance Benefit.  As soon as practicable following a Qualifying
              -----------------
     Termination, but no later than 10 business days following such Qualifying Termination, the Company shall provide the Executive with a lump sum cash payment equal to three (3) multiplied by the sum of (i) and (ii), where (i) equals the greater of the Executive's annual rate of base salary in effect upon the date of the Qualifying Termination, or the Executive's annual rate of base salary in effect as of the date of the Announcement (which annual base salary shall not include any amounts under the Company's Executive Allowance Fund), and (ii) equals the greater of the Executive's target payment under the Company's annual incentive program for the fiscal year in which the date of the Qualifying Termination occurs, or the Executive's target payment for the fiscal year in which the Announcement occurs.

          (c) Welfare Benefits.  The Company shall provide the Executive with
              ----------------
     continued medical, dental and life insurance coverage for the Executive and the Executive's eligible dependents on the same basis (including premium) as active employees as in effect as of the date of the Executive's Qualifying Termination, until the earlier of (A) 36 months after the Executive's

     Qualifying Termination, or (B) the commencement of comparable coverage with a subsequent employer; provided, however, that such continued coverage shall not count against any COBRA continuation coverage required by law.

          (d) Retirement Plan.  For purposes of computing the Executive's
              ---------------
     accrued benefit under the Company's Retirement Plan (which as of the date of this Agreement consists of the Company's defined benefit plan and the Company's related Excess Benefit Plan), the Company shall calculate benefits based on the following:

               (i) if the Executive is vested under the Retirement Plan as of the date of the Qualifying Termination, then he or she shall be deemed to have attained at least age 55 on the date of the Qualifying Termination, and benefits shall be calculated as though the Executive were age 55 or his or her actual age at termination, whichever is greater, but payment of the benefit shall not be payable prior to actual attainment of age 55;

               (ii) if the Executive has attained age 50 on or before the date of the Qualifying Termination, he or she will be deemed vested in his or her benefit as of the date of the Qualifying Termination, and may, upon actual attainment of age 55, begin receiving a retirement benefit based on actual age and years of service at commencement of the payment of the retirement benefit, without any terminated vested penalty.

          Payment of any additional retirement benefits resulting from the deemed treatment under this paragraph shall be paid from the general assets of the Company rather than the assets of the Retirement Plan. Any additional retirement benefit resulting from the deemed treatment under this section shall be payable in the same form as the Executive's benefits from the Retirement Plan, if any; if no benefits are payable to the Executive from the Retirement Plan, the Executive may choose the form of payment of the benefits provided under this paragraph from among lump sum payment or any one of the forms available under the Retirement Plan. Benefits payable under this section may not commence prior to the date on which the Executive attains age 55.

          (e) Retirement Savings Plus Plan and Nonqualified Savings Plan.  The
              ----------------------------------------------------------
     Company shall provide a cash lump sum payment to the Executive equal to the amount, if any, of the Company's matching contributions forfeited from the Executive's account in the Company's Retirement Savings Plus Plan and the Company's Nonqualified Savings Plan due to his Qualifying Termination. Payment of this amount shall be paid from the general assets of the Company.

          (f) Stock Options, Restricted Stock and Performance-Based Stock
              -----------------------------------------------------------
     Awards.  In the event of a Qualifying Termination after an Announcement but
     -------
     prior to the Consummation of a Change in Control Transaction, any outstanding stock options, restricted stock awards, performance share awards or performance unit awards of the Executive shall become vested and/or exercisable in accordance with the terms of the plan under which such grants and awards were made as if a change in control (as defined in each applicable plan) had occurred immediately prior to the Qualifying Termination. Upon the occurrence of a change in control (as defined in each applicable plan), all grants and awards shall be subject to the provisions of the plan under which they were made. With regard to any outstanding stock options, the Executive shall have a period of thirty (30) days following the date of the Qualifying Termination in which to exercise such options; provided, that if the plan under which such options were granted provides a longer period of exercise for which the Executive would be eligible, then such longer period shall be available to the Executive.

          (g) Outplacement Benefits.  If so requested by the Executive,
              ---------------------
     outplacement services shall be provided by a professional outplacement provider, in accordance with existing Company policy; provided, however, that in no event shall such services be less than under Company policy in effect as of the date of the Announcement; provided, further, that such outplacement services shall be provided at a cost to the Company of not more than 25% of the Executive's base salary in effect as of the date of the Announcement.


                                   SECTION 4

                                  Excise Tax

     4.1  Excise Tax.  If the payments and benefits provided to the Executive
          ----------
under this Agreement or under any other agreement with, or plan of, the Company constitute a "parachute payment" as defined in Code Section 280G, the Company shall provide to Executive, in cash, an additional payment in an amount to cover the full excise tax due under Code Section 4999, plus the Executive's state and federal income and employment taxes on this additional payment (the "Gross-Up
Payment").   Any amount payable under this Section 4.1 shall be paid as soon as possible following the date of the Executive's Qualifying Termination, but in no event later than thirty (30) calendar days after such date.

     All determinations required to be made under this Section 4.1, including whether a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be used in determining such payment, shall be made by the accounting firm used by the Company at the time of such determination (the "Accounting Firm"). The Accounting Firm shall provide detailed supporting calculations both to the Company and to Executive within fifteen (15) business days of the receipt of notice from the Company or Executive that there has been a Qualifying Termination, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity, or group effecting the Change in Control transaction, the Executive may appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company.

     4.2  Subsequent Recalculation.  In the event the Internal Revenue Service
          ------------------------
subsequently increases the excise tax computation described in Section 4.1, the Company shall reimburse the Executive for the full amount necessary to make the Executive whole on an after-tax basis (less any amounts received by the Executive that the Executive would not have received had the computations initially been computed as subsequently adjusted), including the value of any underpaid excise tax, and any related interest and/or penalties due to the Internal Revenue Service.

                                   SECTION 5
                           Successors and Assignment

     5.1  Successors.  The Company shall require any successor (whether pursuant
          ----------
to a Change in Control transaction, direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business of the Company to expressly assume and agree to perform the Company's obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall constitute a material breach of the Agreement and shall entitle the Executive to terminate the Executive's employment with Good Reason immediately prior to or at any time after such succession.

     5.2  Assignment by Executive.  This Agreement shall inure to the benefit of
          -----------------------
and be enforceable by the Executive's executor and/or administrators, heirs, devisees, and legatees. If the Executive should die while any amount would be payable to Executive hereunder had the Executive continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's estate. Executive's rights hereunder shall not otherwise be assignable.


                                   SECTION 6

            Confidentiality of Company Information; Nonsolicitation

     Without the prior written consent of the Company, during the term of this Agreement, and if Executive either experiences a Qualifying Termination or voluntarily terminates employment without Good Reason, for a period of twenty-four (24) calendar months thereafter, Executive agrees hereby not to, directly or indirectly, disclose or use (except as may be required for the performance of duties assigned by the Company) any trade secret or other confidential material pertaining to the conduct of the Company's business. The Company's business, as that term is used herein, includes, but is not limited to, the Company's records, processes, methods, data, reports, information, documents, equipment, training manuals, customer lists and business secrets. Executive further agrees, that during the twenty-four (24) month period following a Qualifying Termination, Executive shall not initiate contact with or attempt to recruit employees of the Company or its subsidiaries for employment outside the Company. Nothing herein, however, shall prevent Executive from responding to contacts initiated by such employees.


                                   SECTION 7

                                 Miscellaneous

     7.1  Contractual Rights to Benefits.  This Agreement establishes in
          ------------------------------
Executive a right to the benefits to which Executive is entitled hereunder. However, except as expressly stated herein, nothing herein contained shall require or be deemed to require, or prohibit or be deemed to prohibit, the Company to segregate, earmark, or otherwise set aside any funds or other assets, in trust or otherwise, to provide for any payments to be made or required hereunder.

     7.2  Obligation Absolute; No Effect on Other Rights.  The obligations of
          ----------------------------------------------
the Company to make the payments to the Executive, and to make the arrangements, provided for herein shall be absolute and unconditional and shall not be reduced by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or a third party at any time. The provisions of this Agreement, and any payment provided for herein, shall not supercede or in any way limit the rights, benefits, duties or obligations which the Executive may have now or in the future under any benefit, incentive or other plan or arrangement of the Company or any other agreement with the Company.

     7.3  Legal Fees and Expenses.  In addition to all other amounts payable to
          -----------------------
the Executive under this Agreement, the Company shall pay or reimburse the Executive for legal fees (including, without limitation, any and all court costs and attorneys' fees and expenses), up to a maximum Company cost of $100,000, incurred by the Executive in connection with or as a result of any claim, action or proceeding brought by the Company or the Executive with respect to or arising out of this Agreement or any provision hereof; unless, in the case of an action brought by the Executive, it is determined by an arbitrator or by a court of competent jurisdiction that such action was frivolous and not brought in good faith.

     7.4  Dispute Resolution.  Notice of any dispute or controversy arising
          ------------------
under this Agreement shall be provided in writing to the other party. If such dispute is not resolved by mutual agreement of the parties within 60 calendar days of the provision of such notice, Executive shall have the right and option to elect (in lieu of litigation) to have any such dispute or controversy settled by binding arbitration. Such arbitration shall be conducted before a panel of three (3) arbitrators sitting in a location selected by Executive in the metropolitan area nearest to, and in the same county as, the Executive's place of residence, in accordance with the rules of the American Arbitration Association then in effect. Executive's election to arbitrate, as herein provided, and the decision of the arbitrators in that proceeding, shall be binding on the Company and Executive. The Company may elect to have a dispute or controversy settled by binding arbitration only if such dispute or controversy arises under Section 6 of this Agreement.

     7.5  Notices.  Any notice required to be delivered to the Company or the
          -------
Committee by Executive hereunder shall be properly delivered to the Company when personally delivered to, or received through the U.S. mail, postage prepaid, by:

     AGL Resources Inc.
     Attn: Senior Vice President and General Counsel
     817 West Peachtree Street
     Suite 1000
     Atlanta, GA  30308

     Any notice required to be delivered to Executive by the Company or the Committee hereunder shall be properly delivered to Executive when personally delivered to, or actually received through the U.S. mail, postage prepaid, by Executive.

     7.6  Amendment.  No provision of this Agreement may be amended, altered,
          ---------
modified, waived or discharged unless such amendment, alteration, modification, waiver or discharge is agreed to in a writing signed by both the Executive and such officer of the Company as is specifically designated by the Committee or the Board. No waiver by either party, at any time, of any breach by the other party of, or of compliance by the other party with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar provision or condition of this Agreement or any other breach or failure to comply with the same condition or provision at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     7.7  Employment Status.  Nothing herein contained shall be deemed to create
          -----------------
an employment agreement between the Company and Executive providing for the employment of Executive by the Company for any fixed period of time. Subject to the terms of any other agreement between the Company and the Executive, if any, Executive's employment with the Company is terminable at will by the Company or Executive and each shall have the right to terminate Executive's employment with the Company at any time, with or without Cause, subject to the Company's obligation to provide any benefits required hereunder. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement, nor, except as specifically provided hereunder, shall the amount of any payment hereunder be reduced by any compensation earned by Executive as a result of employment by another employer.

     7.8  Entire Agreement.  This Agreement represents the entire agreement
          ----------------
between the parties with respect to the subject matter hereof, and supersedes all prior discussions, negotiations, and agreements concerning the subject matter hereof, including, but not limited to, any prior severance agreement made between Executive and the Company.

     7.9  Tax Withholding.  The Company shall withhold from any amounts payable
          ---------------
under this Agreement all federal, state, city, payroll or other taxes legally required to be withheld.

     7.10 Severability.  In the event any provision of the Agreement shall be
          ------------
held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Agreement, and the Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

     7.11 Applicable Law.  To the extent not preempted by the laws of the United
          --------------
States, the law of the State of Georgia shall be the controlling law in all matters relating to this Agreement.

     7.12 Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be an original and all of which shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the Company and Executive have executed this Agreement, to be effective as of the day and year first written above.

                                     COMPANY:

                                     AGL RESOURCES INC.

                                     By:/s/ D. Raymond Riddle
                                        ---------------------------
                                     D. Raymond Riddle
                                     Chairman, Nominating and Compensation
                                     Committee of the Board of Directors



                                     EXECUTIVE:

                                     /s/ Paula G. Rosput
                                     ------------------------------
                                     Paula G. Rosput



                [THIS DOCUMENT HAS BEEN EXECUTED IN DUPLICATE.]

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